Exhibit 99

Scripps Networks Interactive reports third quarter 2017 operating results

Third Quarter 2017 Financial Highlights:

•	Consolidated operating revenues of $825.5 million;
•	Consolidated income from operations before income taxes of $233.5 million;
•	Consolidated adjusted segment profit(1) of $303.4 million;
•	Consolidated net income per diluted share attributable to SNI shareholders of $0.95; and
•	Consolidated adjusted net income(1) per diluted share attributable to SNI shareholders of $1.05.

KNOXVILLE, Tenn. — November 1, 2017 — Scripps Networks Interactive, Inc. (Nasdaq: SNI) today reported third quarter 2017 operating results.

For the third quarter of 2017 compared with the prior year period, HGTV maintained its No. 1 position among ad-supported cable networks for women 25-54 in sales prime and ranked 5th for adult 25-54 viewers. However, the network’s ratings declined 7% for adult 25-54 viewers in sales prime. Food Network finished the quarter ranked 11th for women 25-54 viewers, and its adult 25-54 sales prime ratings were down 7%. Travel Channel delivered a 5% improvement in its adult 25-54 sales prime ratings. TVN, a leading multi-platform media business in Poland, grew its ratings 3% for the urban 16-49 audience group in the quarter.

Scripps Lifestyle Studios continued its growth in the third quarter, generating nearly 5.3 billion global video views on various digital platforms compared with 1.3 billion in the third quarter of 2016. Current quarter video views include those from recently acquired Spoon University and the international networks. Additionally, Scripps Lifestyle Studios reached more than 460 million users, improving nearly 85% compared to the prior year quarter.

“At a time of rapid transformation in the media industry, we continue to execute on our strategic goals to strengthen the core business, expand our reach and monetize audiences. Our brands deliver the compelling content and programming that viewers love and trust, and with each passing quarter, we are building stronger community with consumers across a multitude of devices and platforms around the world,” said Kenneth W. Lowe, Chairman, President and Chief Executive Officer. “Scripps Lifestyle Studios delivered another record-breaking quarter, further solidifying our digital businesses as an increasingly important growth driver for the company. With the launch of Genius Kitchen, our newest food-focused digital brand, which offers more than 150 hours of immersive content, Scripps Lifestyle Studios is well-positioned to deliver even more impactful digital assets to our audiences.”

Lowe continued, “For 23 years Scripps Networks Interactive has been one of the most trusted and respected content producers in the media industry. We continue to be excited to merge with

Discovery Communications in an unmatched opportunity to satisfy consumers’ desires for new and innovative content and to offer more engaging experiences across the world and on emerging channels and platforms.”

Third Quarter 2017 Consolidated Results

Consolidated operating revenues for the third quarter of 2017 were $825.5 million, an increase of 2.8% over the prior year period. Advertising revenues were $567.4 million, an increase of 2.0%, and distribution revenues were $233.1 million, an increase of 5.1%, over the prior year period.

Consolidated income from operations before income taxes in the third quarter of 2017 was

$233.5 million, a decrease of 9.4% compared with the prior year period. Consolidated net income attributable to Scripps Networks Interactive in the third quarter of 2017 was $124.1 million, or $0.95 per diluted share, a decrease of 15.2% compared with the prior year period. The decrease in both consolidated income from operations before income taxes and consolidated net income attributable to Scripps Networks Interactive was primarily driven by merger related expenses and higher marketing costs, an increase in cost of services attributed to investments in programming and lower foreign currency transaction gains, partially offset by the growth in operating revenues and a decrease in interest expense.

Consolidated adjusted segment profit(1) in the third quarter of 2017 was $303.4 million, a decrease of 4.5% compared with the prior year period. Consolidated adjusted net income(1) attributable to Scripps Networks Interactive in the third quarter of 2017 was $136.7 million, or $1.05 per diluted share, a decrease of 12.5% compared with the prior year period. The decrease in both consolidated adjusted segment profit(1) and consolidated adjusted net income(1) attributable to Scripps Networks Interactive was primarily driven by the expected increase in programming and marketing costs, partially offset by the growth in operating revenues.

Third Quarter 2017 Segment Results

Segment Profit and Adjusted Segment Profit - Q3 2017 and 2016
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	September 30,		September 30,		September 30,		September 30,
(in thousands)	2017	2016	2017	2016	2017	2016	2017	2016
Income (loss) from operations before income taxes	$293,042	$306,469	$(5,879)	$22,985	$(53,626)	$(71,570)	$233,537	$257,884
Interest (expense) income, net	(119)	(79)	149	(6,755)	(23,122)	(25,775)	(23,092)	(32,609)
Equity in earnings of affiliates	3,912	4,202	4,846	4,271	-	-	8,758	8,473
(Loss) gain on derivatives	-	-	-	-	(3,446)	2,827	(3,446)	2,827
Loss on sale of investments	-	-	(1,942)	-	(500)	-	(2,442)	-
Miscellaneous, net	2,309	3,538	(14,108)	40,323	14,653	(22,585)	2,854	21,276
Operating income (loss)	286,940	298,808	5,176	(14,854)	(41,211)	(26,037)	250,905	257,917
Depreciation	10,946	17,103	3,136	3,010	654	257	14,736	20,370
Amortization	9,801	10,098	7,599	15,673	-	-	17,400	25,771
Segment profit (loss)	307,687	326,009	15,911	3,829	(40,557)	(25,780)	283,041	304,058
TVN transaction and integration expenses	-	-	-	11,168	-	851	-	12,019
Reorganization costs	-	1,267	-	-	-	237	-	1,504
Merger related expenses	907	-	-	-	19,454	-	20,361	-
Adjusted segment profit (loss)	$308,594	$327,276	$15,911	$14,997	$(21,103)	$(24,692)	$303,402	$317,581

U.S. Networks’ operating revenues for the third quarter of 2017 were $692.4 million, an increase of 0.9% over the prior year quarter. Advertising revenues were $474.8 million, a decrease of 0.6%

compared to the prior year quarter, reflecting lower advertising impressions delivered and an inventory mix shift in the quarter. U.S. Networks’ distribution revenues were $203.5 million, an increase of 4.7% compared with the prior year quarter, driven by negotiated annual rate increases and revenues generated from over-the-top distribution platforms, partially offset by subscriber declines.

U.S. Networks’ income from operations before income taxes in the third quarter of 2017 was $293.0 million, a decline of 4.4% compared with the prior year quarter. U.S. Networks’ adjusted segment profit(1) in the third quarter of 2017 was $308.6 million, a decrease of 5.7% compared with the prior year quarter. The decrease in both U.S. Networks’ income from operations before income taxes and adjusted segment profit(1) was primarily driven by the expected increase in programming and marketing costs, slightly offset by the growth in operating revenues.

International Networks’ operating revenues for the third quarter of 2017 were $139.4 million, an increase of 13.1% compared with the prior year quarter, driven by positive foreign currency effects and an increase in advertising revenues at TVN. Total revenues at TVN increased 4.0% in local currency for the quarter.

International Networks’ income from operations before income taxes in the third quarter of 2017 was a loss of $5.9 million compared with income of $23.0 million in the prior year quarter, primarily driven by foreign currency gains recognized in the third quarter of 2016. International networks’ adjusted segment profit(1) in the third quarter of 2017 was $15.9 million compared with $15.0 million in the prior year quarter.

(1) This earnings release contains several metrics, including consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow that are not calculated in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"). Refer to the Non-GAAP Financial Measures section of this press release for discussion of consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow and a reconciliation to their respective most comparable financial measure calculated in accordance with GAAP.

Guidance

All guidance is based on current management expectations for consolidated company performance. Based on actual results experienced to date, excluding merger related expenses, the company is reiterating all of its previously issued guidance. For more information, refer to the full year guidance reconciliation table at the end of this press release.

Conference Call Information

Due to the pending merger with Discovery Communications, Scripps Networks Interactive will not hold a conference call for investors in connection with the issuance of this earnings release.

Forward-Looking Statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in forward-looking statements, including changes in advertising demand and other economic conditions as well as other reasons described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the caption entitled “Forward-Looking Statements” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive
Scripps Networks Interactive, Inc. (Nasdaq: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company's lifestyle media portfolio includes leading TV and entertainment brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country. Its digital division Scripps Lifestyle Studios, creates compelling content for online, social and mobile platforms. International operations include TVN, Poland’s premier multi-platform media company; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan-regional TV food network in Asia; and lifestyle channel Fine Living Network. The company’s global networks and websites reach millions of consumers across North and South America, Asia-Pacific, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery Communications, Inc., “Discovery” and Scripps Networks Interactive, Inc., “Scripps”. In connection with the proposed merger, Discovery has filed a registration statement on Form S-4, containing a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on October 19, 2017. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Discovery and Scripps with the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Scripps will be made available free of charge on Scripps’ investor relations website at http://ir.scrippsnetworksinteractive.com. Free copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at www.corporate.discovery.com.

Participants in the Solicitation

Scripps and its directors and executive officers, and Discovery and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Scripps Class A common shares and common voting shares in respect of the proposed merger. Information about the directors and executive officers of Scripps is set forth in Scripps’ proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 29, 2017. Information about the directors and executive officers of Discovery is set forth Discovery’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 5, 2017. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the proposed merger.

# # #

Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, MGallentine@scrippsnetworks.com;

Media: Dylan Jones, 865-560-5068, DJones@scrippsnetworks.com; or

Kristin Alm, 865-560-4316, KAlm@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three months ended September 30,			Nine months ended September 30,
	2017	2016	% Change Fav / (Unfav)	2017	2016	% Change Fav / (Unfav)
Operating revenues:
Advertising	$567,403	$556,425	2.0%	$1,827,152	$1,774,928	2.9%
Distribution	233,064	221,702	5.1%	711,129	673,216	5.6%
Other	25,058	24,958	0.4%	67,410	64,590	4.4%
Total operating revenues	825,525	803,085	2.8%	2,605,691	2,512,734	3.7%
Operating expenses:
Cost of services, excluding depreciation and amortization	318,292	298,207	(6.7)%	897,182	864,873	(3.7)%
Selling, general and administrative	224,192	200,820	(11.6)%	643,959	590,774	(9.0)%
Depreciation	14,736	20,370	27.7%	43,356	53,756	19.3%
Amortization	17,400	25,771	32.5%	66,655	82,487	19.2%
Total operating expenses	574,620	545,168	(5.4)%	1,651,152	1,591,890	(3.7)%
Operating income	250,905	257,917	(2.7)%	954,539	920,844	3.7%
Interest expense, net	(23,092)	(32,609)	29.2%	(71,547)	(99,529)	28.1%
Equity in earnings of affiliates	8,758	8,473	3.4%	50,181	55,863	(10.2)%
(Loss) gain on derivatives	(3,446)	2,827	(221.9)%	(9,454)	13,860	(168.2)%
(Loss) gain on sale of investments	(2,442)	-	NM	(1,026)	191,824	(100.5)%
Miscellaneous, net	2,854	21,276	(86.6)%	62,575	5,670	1003.5%
Income from operations before income taxes	233,537	257,884	(9.4)%	985,268	1,088,532	(9.5)%
Provision for income taxes	70,454	76,043	7.3%	286,693	333,393	14.0%
Net income	163,083	181,841	(10.3)%	698,575	755,139	(7.5)%
Less: net income attributable to non-controlling interests	(38,995)	(35,844)	(8.8)%	(140,512)	(133,637)	(5.1)%
Net income attributable to SNI	$124,088	$145,997	(15.0)%	$558,063	$621,502	(10.2)%

Net income attributable to SNI Class A Common and Common Voting shareholders per share of common stock:
Basic	$0.95	$1.13	(15.9)%	$4.29	$4.80	(10.6)%
Diluted	$0.95	$1.12	(15.2)%	$4.26	$4.78	(10.9)%
Weighted average shares outstanding:
Basic	130,313	129,586		130,158	129,485
Diluted	131,262	130,124		130,949	130,022

SCRIPPS NETWORKS INTERACTIVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS ( UNAUDITED )

(in thousands, except share and par value amounts)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$114,729	$122,937
Accounts receivable, net of allowances: 2017 - $16,891; 2016 - $26,118	815,116	808,133
Programs and program licenses, net	651,997	591,378
Prepaid expenses and other current assets	74,567	135,651
Total current assets	1,656,409	1,658,099
Programs and program licenses, net (less current portion)	484,468	500,022
Investments	730,562	699,481
Property and equipment, net of accumulated depreciation: 2017 - $362,072; 2016 - $354,435	318,875	286,399
Goodwill, net	1,788,794	1,642,169
Intangible assets, net	1,102,208	1,092,682
Deferred income taxes	208,543	175,291
Other non-current assets	186,555	146,151
Total Assets	$6,476,414	$6,200,294
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$40,797	$42,223
Accrued liabilities	165,147	152,480
Employee compensation and benefits	90,294	123,506
Program rights payable	73,564	70,403
Deferred revenue	150,247	77,987
Current portion of debt	-	249,932
Total current liabilities	520,049	716,531
Debt (less current portion)	2,665,867	2,952,454
Other non-current liabilities	318,541	302,881
Total liabilities	3,504,457	3,971,866
Shareholders' equity:
Scripps Networks Interactive ("SNI") shareholders’ equity:
Preferred stock, $0.01 par - authorized: 25,000,000 shares; none outstanding	—	—
Common stock, $0.01 par:
Class A Common Shares - authorized: 240,000,000 shares; issued and outstanding: 2017 - 96,060,044 shares; 2016 - 95,491,477 shares	961	954
Common Voting Shares - authorized: 60,000,000 shares; issued and outstanding: 2017 - 33,850,481 shares; 2016 - 33,850,481 shares	339	339
Total common stock	1,300	1,293
Additional paid-in capital	1,438,724	1,390,411
Retained earnings	1,315,549	871,766
Accumulated other comprehensive loss	(86,000)	(363,701)
SNI shareholders’ equity	2,669,573	1,899,769
Non-controlling interest (Note 14)	302,384	328,659
Total equity	2,971,957	2,228,428
Total Liabilities and Equity	$6,476,414	$6,200,294

SCRIPPS NETWORKS INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS ( UNAUDITED )

(in thousands)

	Nine months ended September 30,
	2017	2016
Operating Activities:
Net income	$698,575	$755,139
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	43,356	53,756
Amortization	66,655	82,487
Program amortization	709,046	673,797
Program payments	(749,353)	(703,123)
Equity in earnings of affiliates	(50,181)	(55,863)
Share-based compensation	34,276	29,352
Loss (gain) on derivatives	9,454	(13,860)
Loss (gain) on sale of investments	1,026	(191,824)
Dividends received from equity investments	56,102	52,090
Deferred income taxes	(30,994)	(44,656)
Changes in working capital accounts:
Accounts receivable, net	7,278	36,974
Other assets	8,343	(9,043)
Accounts payable	(4,294)	(6,808)
Deferred revenue	72,554	6,851
Accrued / refundable income taxes	70,901	72,354
Other liabilities	(27,775)	(9,854)
Other, net	(81,604)	(5,101)
Cash provided by operating activities	833,365	722,668
Investing Activities:
Additions to property and equipment	(60,150)	(47,909)
Collections of note receivable	3,545	3,134
Purchase of investments	(18,738)	(10,211)
Sale of investments	51,082	226,484
Purchase of subsidiary companies, net of cash acquired	(5,658)	(450)
Investment in intangible	—	(11,634)
Settlements of derivatives	(9,454)	14,474
Other, net	(8,483)	(8,228)
Cash (used in) provided by investing activities	(47,856)	165,660
Financing Activities:
Proceeds from debt	450,000	—
Repayments of debt	(990,000)	(390,000)
Early extinguishment of debt	—	(52,864)
Purchases of non-controlling interests	—	(99,000)
Dividends paid to non-controlling interests	(166,836)	(143,557)
Dividends paid	(117,474)	(97,092)
Proceeds from stock options	18,671	6,900
Other, net	(11,482)	(4,783)
Cash used in financing activities	(817,121)	(780,396)
Effect of exchange rate changes on cash and cash equivalents	23,404	(1,803)
(Decrease) increase in cash and cash equivalents	(8,208)	106,129
Cash and cash equivalents - beginning of period	122,937	223,444
Cash and cash equivalents - end of period	$114,729	$329,573
Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$50,859	$54,090
Income taxes paid	$250,745	$309,536

Non-GAAP Financial Measures

In addition to results prepared in accordance with GAAP provided in this press release, the company has also presented consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow.

The company evaluates the operating performance of its businesses and uses a financial measure referred to as segment profit (loss). Consolidated segment profit (loss) is the aggregate of the segment profit for each of our two reportable segments. Segment profit (loss) is defined as income (loss) from operations before income taxes, excluding depreciation, amortization, goodwill write-downs, interest expense (income), equity in earnings of affiliates, gain (loss) on derivatives, gain (loss) on sale of investments, other miscellaneous non-operating expenses and income taxes, which are included in net income (loss) determined in accordance with GAAP.

The company uses segment profit (loss) to assess the operating results and performance of its businesses and makes decisions about the allocation of resources to businesses using this financial measure. The company believes segment profit (loss) is relevant to investors because it allows them to analyze and evaluate the operating performance of its segments consistent with management. Depreciation and amortization charges are a result of decisions made in prior periods regarding the allocation of resources and are, therefore, excluded from segment profit (loss). Also excluded from segment profit (loss) are financing, tax structuring and acquisition and divestiture decisions, which are generally made by corporate executives. Excluding these items from the performance measure of our businesses enables management to evaluate operating performance based on current economic conditions and decisions made by the managers of the businesses in the current period.

The company defines consolidated adjusted segment profit (loss) and adjusted net income (loss) as segment profit (loss) and net income (loss), respectively, excluding the impact of items not routine in nature and defines adjusted net income (loss) per diluted share as net income (loss) per diluted share, excluding the impact of items not routine in nature. The company believes consolidated adjusted segment profit (loss), adjusted net income (loss) and adjusted net income (loss) per diluted share are relevant to investors because it allows them to analyze the performance of segments excluding the impact of items not routine in nature or core to regular business operations.

The company defines free cash flow as cash provided by operating activities less dividends paid to non-controlling interests and additions to property and equipment. The company measures free cash flow as believes it is an important indicator for management and investors as to its liquidity, including the ability to reduce debt, make strategic investments and return capital to shareholders.

Consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow are non-GAAP measures and should be considered in addition to, but not as a substitute for, income (loss) from operations before income taxes, net income (loss), net income (loss) per diluted share, cash flow from operating activities and other measures of financial performance reported in accordance with GAAP. Since consolidated segment profit (loss), consolidated adjusted segment profit (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow are not measures of financial performance calculated in accordance with GAAP, these non-GAAP measures may not be comparable to similar measures with similar titles used by other companies. Supplemental schedules providing a reconciliation of the non-GAAP measure to its respective most comparable financial measure in accordance with GAAP are included within this press release on the following pages.

Segment Profit and Adjusted Segment Profit - Q3 2017 and 2016
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	September 30,		September 30,		September 30,		September 30,
(in thousands)	2017	2016	2017	2016	2017	2016	2017	2016
Income (loss) from operations before income taxes	$293,042	$306,469	$(5,879)	$22,985	$(53,626)	$(71,570)	$233,537	$257,884
Interest (expense) income, net	(119)	(79)	149	(6,755)	(23,122)	(25,775)	(23,092)	(32,609)
Equity in earnings of affiliates	3,912	4,202	4,846	4,271	-	-	8,758	8,473
(Loss) gain on derivatives	-	-	-	-	(3,446)	2,827	(3,446)	2,827
Loss on sale of investments	-	-	(1,942)	-	(500)	-	(2,442)	-
Miscellaneous, net	2,309	3,538	(14,108)	40,323	14,653	(22,585)	2,854	21,276
Operating income (loss)	286,940	298,808	5,176	(14,854)	(41,211)	(26,037)	250,905	257,917
Depreciation	10,946	17,103	3,136	3,010	654	257	14,736	20,370
Amortization	9,801	10,098	7,599	15,673	-	-	17,400	25,771
Segment profit (loss)	307,687	326,009	15,911	3,829	(40,557)	(25,780)	283,041	304,058
TVN transaction and integration expenses	-	-	-	11,168	-	851	-	12,019
Reorganization costs	-	1,267	-	-	-	237	-	1,504
Merger related expenses	907	-	-	-	19,454	-	20,361	-
Adjusted segment profit (loss)	$308,594	$327,276	$15,911	$14,997	$(21,103)	$(24,692)	$303,402	$317,581

Segment Profit and Adjusted Segment Profit - Year-to-Date 2017 and 2016
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Nine months ended		Nine months ended		Nine months ended		Nine months ended
	September 30,		September 30,		September 30,		September 30,
(in thousands)	2017	2016	2017	2016	2017	2016	2017	2016
Income (loss) from operations before income taxes	$1,052,755	$1,251,075	$71,053	$99,095	$(138,540)	$(261,638)	$985,268	$1,088,532
Interest (expense) income, net	(383)	(165)	502	(20,698)	(71,666)	(78,666)	(71,547)	(99,529)
Equity in earnings of affiliates	17,001	20,948	33,180	34,915	-	-	50,181	55,863
(Loss) gain on derivatives	-	-	-	-	(9,454)	13,860	(9,454)	13,860
Gain (loss) on sale of investments	-	208,197	(526)	-	(500)	(16,373)	(1,026)	191,824
Miscellaneous, net	8,273	9,605	13,691	95,202	40,611	(99,137)	62,575	5,670
Operating income (loss)	1,027,864	1,012,490	24,206	(10,324)	(97,531)	(81,322)	954,539	920,844
Depreciation	32,406	44,014	9,053	8,965	1,897	777	43,356	53,756
Amortization	29,713	30,141	36,942	52,346	-	-	66,655	82,487
Segment profit (loss)	1,089,983	1,086,645	70,201	50,987	(95,634)	(80,545)	1,064,550	1,057,087
TVN transaction and integration expenses	-	17	-	11,136	-	2,956	-	14,109
Restructuring costs	-	(29)	-	-	-	(281)	-	(310)
Reorganization costs	-	8,786	-	-	-	3,969	-	12,755
Merger related expenses	907	-	-	-	19,454	-	20,361	-
Adjusted segment profit (loss)	$1,090,890	$1,095,419	$70,201	$62,123	$(76,180)	$(73,901)	$1,084,911	$1,083,641

Adjusted Net Income - Q3 2017
(in thousands, except per share data)	Three months ended September 30, 2017
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Loss on derivatives	Loss on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$318,292	$224,192	$32,136	$(3,446)	$(2,442)	$2,854	$124,088	$0.95
Merger related expenses	(235)	(20,126)	-	-	-	-	12,624	$0.10
As adjusted	$318,057	$204,066	$32,136	$(3,446)	$(2,442)	$2,854	$136,712	$1.05
(A) Items tax effected at 38% statutory tax rate.

Adjusted Net Income - Q3 2016
(in thousands, except per share data)	Three months ended September 30, 2016
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$298,207	$200,820	$46,141	$2,827	$-	$21,276	$145,997	$1.12
TVN transaction and integration expenses	-	(12,019)	-	-	-	-	9,571	0.07
Reorganization costs	(981)	(523)	-	-	-	-	932	0.01
As adjusted	$297,226	$188,278	$46,141	$2,827	$-	$21,276	$156,500	$1.20
(A) Items tax effected at 38% statutory tax rate, with the exception of $11.2 million of TVN transaction and integration expenses, which has a 19% effective tax rate.

Adjusted Net Income - Year-to-Date 2017
(in thousands, except per share data)	Nine months ended September 30, 2017
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Loss on derivatives	Loss on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$897,182	$643,959	$110,011	$(9,454)	$(1,026)	$62,575	$558,063	$4.26
Merger related expenses	(235)	(20,126)	-	-	-	-	12,624	0.10
As adjusted	$896,947	$623,833	$110,011	$(9,454)	$(1,026)	$62,575	$570,687	$4.36
(A) Items tax effected at 38% statutory tax rate.

Adjusted Net Income - Year-to-Date 2016
(in thousands, except per share data)	Nine months ended September 30, 2016
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$864,873	$590,774	$136,243	$13,860	$191,824	$5,670	$621,502	$4.78
TVN transaction and integration expenses	(17)	(14,092)	-	-	-	-	10,867	0.08
Restructuring costs	-	310	-	-	-	-	(192)	-
Reorganization costs	(3,978)	(8,777)	-	-	-	-	7,908	0.06
Sale of investments	-	-	-	-	(191,824)	-	(118,931)	(0.91)
As adjusted	$860,878	$568,215	$136,243	$13,860	$-	$5,670	$521,154	$4.01
(A) Items tax effected at 38% statutory tax rate, with the exception of $11.2 million of TVN transaction and integration expenses, which has a 19% effective tax rate.

Free Cash Flow - 2017 and 2016
	Nine months ended September 30,
(in thousands)	2017	2016
Cash provided by operating activities	$833,365	$722,668
Dividends paid to non-controlling interests	(166,836)	(143,557)
Additions to property and equipment	(60,150)	(47,909)
Free cash flow	$606,379	$531,202

Operating Revenues by Network – 2017 and 2016

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2017	2016	% Change	2017	2016	% Change
Network
HGTV	$269,113	$265,758	1.3%	$857,253	$820,226	4.5%
Food Network	219,664	217,383	1.0%	708,537	687,583	3.0%
Travel Channel	78,122	75,590	3.3%	245,834	242,241	1.5%
DIY Network	38,758	40,091	(3.3)%	123,121	128,600	(4.3)%
Cooking Channel	33,210	34,422	(3.5)%	107,726	104,214	3.4%
Great American Country	6,578	7,119	(7.6)%	21,009	22,639	(7.2)%
Digital	38,352	36,503	5.1%	115,263	106,391	8.3%
Other	9,531	10,359	(8.0)%	31,146	30,462	2.2%
Intrasegment eliminations	(961)	(962)	0.1%	(1,590)	(1,577)	(0.8)%
Total segment operating revenues	$692,367	$686,263	0.9%	$2,208,299	$2,140,779	3.2%
Type
Advertising	$474,796	$477,501	(0.6)%	$1,539,503	$1,505,765	2.2%
Distribution	203,496	194,276	4.7%	626,538	592,445	5.8%
Other	14,075	14,486	(2.8)%	42,258	42,569	(0.7)%
	$692,367	$686,263	0.9%	$2,208,299	$2,140,779	3.2%

Full Year Guidance - 2017
Estimated Guidance
Year ending
(in thousands)	December 31, 2017
Income from operations before income taxes	$1,277,000 – $1,295,000
Interest expense, net	(95,000) – (100,000)
Equity in earnings of affiliates	55,000 – 65,000
Loss on derivatives	(5,000) – (10,000)
Gain on sale of investments	2,000 – 5,000
Miscellaneous, net	55,000 – 65,000
Operating income	1,265,000 – 1,270,000
Depreciation & amortization	155,000 – 160,000
Segment profit	$1,420,000 – $1,430,000